                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              BRIDGE VIEW BANCORP
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

BRIDGE VIEW BANCORP
457 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

April 23, 1998


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Bridge View Bancorp (the "Company"), the holding company for Bridge View Bank (the "Bank"), to be held on May 21, 1998 at 3:00 p.m. at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666.

         At the Annual Meeting stockholders will be asked to consider and vote upon (1) the election of two directors; and (2) the proposal that the stockholders approve the 1998 Stock Option Plan For Non-Employee Directors.

         The Board of Directors of the Company believes that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

         Your cooperation is appreciated since a majority of the Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

                                                             Very truly yours,


                                                             Albert F. Buzzetti
                                                             President and Chief
                                                             Executive Officer

                               BRIDGE VIEW BANCORP
                                457 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Bridge View Bancorp (the "Company") will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on May 21, 1998, at 3:00 p.m. for the purpose of considering and voting upon the following matters:

         1. The election of two (2) persons named in the accompanying Proxy Statement to serve as directors of the Company;

         2. The proposal that the stockholders approve the 1998 Stock Option Plan For Non-Employee Directors described in the accompanying Proxy Statement.

         3.       Such other business as shall properly come before the Annual
                  Meeting.

         Stockholders of record at the close of business on April 21, 1998 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later proxy or by delivering a written notice of revocation to the Company.

                                              By Order of the Board of Directors


                                              Albert F. Buzzetti
                                              President and Chief
April 23, 1998                                Executive Officer



                    IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

                               BRIDGE VIEW BANCORP
                                457 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07432

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1998

                       -----------------------------------

Solicitation and Voting of Proxies

         This Proxy Statement is being furnished to stockholders of Bridge View Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on May 21, 1998, at 3:00 p.m., at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 and at any adjournments thereof. The 1997 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1997, and a proxy card, accompanies this Proxy Statement, which is first being mailed to record holders on or about April 23, 1998.

         Regardless of the number of shares of common stock owned, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of each of the nominees for director named in this Proxy Statement and "FOR" the ratification of each of the other specific proposals presented in this Proxy Statement.

         Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

         A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Company, 457 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attn: Ms. Michele Albino. A proxy filed prior to the Annual Meeting may be revoked by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

         The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may also be solicited personally or by mail or telephone by directors, officers and other employees of the Company and the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

         The securities which may be voted at the Annual Meeting consist of shares of common stock, no par value, of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

         The close of business on April 21, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,647,900 shares.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under New Jersey law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the matters being proposed for stockholder action set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under New Jersey law, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve Proposal 2. Abstentions and broker non-votes do not count as votes cast under New Jersey law, and so will have no effect.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and its Bylaws authorize a minimum of one and a maximum of twenty-five directors but leave the exact number to be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at eight (8).

         The Board of Directors is divided into three (3) classes, as nearly identical in number as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year. At each annual meeting of stockholders the successors to the class of directors whose term has expired is elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected and qualified.

         If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with respect to the Nominees.

         The following table sets forth, the names of the nominees for election, their ages, a brief description of their recent business experience, including present occupations, and the year in which each became a director of the Company or the Bank.

Name, Age and Position                 Principal Occupations                                     Director
with the Company                       During Past Five Years                                    Since (1)
----------------------                 ----------------------                                    ---------
Albert F. Buzzetti, 58, President      President and Chief Executive Officer of the              1988
and Chief Executive Officer, Director  Company

Jeremiah F. O'Connor, Jr., 41,         President, AtHome Medical, Inc. (Supplier of              1988
Director                               Medical Equipment)

Information with respect to Directors.

         The following table sets forth the names of the directors other than the nominees for election, their ages, a brief description of their recent business experience, including present occupations, and the year in which each became a director of the Company or the Bank.

Name, Age and Position                 Principal Occupations                                             Director
with the Company                       During Past Five Years                                            Since (1)
----------------------                 ----------------------                                            ---------
Gerald A. Calabrese, Jr., 47,          President, Century 21 Calabrese Realty and Chairman and Chief     1988
Director                               Executive Officer, Metropolitan Mortgage
                                       Company

Glenn L. Creamer, 45, Director         Treasurer and Safety Director, J. Fletcher Creamer &              1988
                                       Son, Inc. (Construction)

Bernard Mann, 68, Director             Director, Carolace Industries (Textiles)                          1988

Mark Metzger, 56, Director             Managing Director, BEM Management, Inc. (Equity                   1988
                                       Investment Fund)

Joseph C. Parisi, 72, Chairman of      President and Chief Executive Officer, Otterstedt                 1988
the Board                              Insurance Agency

John A. Schepisi, 53, Vice             Senior Partner, Schepisi & McLaughlin (Attorneys)                 1988
Chairman

------------
(1)      Includes prior service on Board of Directors of the Bank.

         No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors' Meetings; Committees of the Board

         The Board of Directors of the Company held 15 meetings during 1997. The Board of Directors holds regularly scheduled meetings each month and special meetings as circumstances require. All of the directors of the Company attended at least 76% of the total number of Board meetings held and committee meetings held during 1997.

         Audit Committee. The Company and the Bank have a standing Audit Committee of the Board of Directors. This committee arranges for the Bank's directors' examinations through its independent certified public accountant, reviews and evaluates the recommendations of the directors' examinations, receives all reports of examination of the Company and the Bank by appropriate regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. This committee also receives reports directly from the Company's independent auditors and recommends any action to be taken in connection therewith. The Audit Committee met 4 times during 1997. The Audit Committee consisted during 1997 of Directors Bernard Mann (Chairman), Glenn L. Creamer, Joseph C. Parisi (ex officio) and John A. Schepisi (ex officio).

         Personnel Committee. The Company maintains a Personnel Committee which sets the compensation for the executive officers of the Company and provides oversight on officer hiring. In 1997, the Committee consisted of Directors Jeremiah F. O'Connor, Jr. (Chairman), Gerald A. Calabrese, Jr., Glenn L. Creamer, Albert F. Buzzetti (ex officio), Joseph C. Parisi (ex officio) and John
A. Schepisi (ex officio) and met 2 times.

         Nominating Committee. The Company does not maintain a separate Nominating Committee. Instead, the entire Board of Directors acts as a Nominating Committee and selects the Company's Board's nominees to stand for election to the Board of Directors at the Annual Meeting.

         Stock Option Committee. The Company maintains a Stock Option Committee which recommends granting of certain stock options form time to time and certifies the market value exercise price at which such options may be granted. The Committee did not meet during 1997 since no options were granted. The Committee consists of Directors Bernard Mann (Chairman), Mark Metzger, Jeremiah
F. O'Connor, Jr., Albert F. Buzzetti, Joseph C. Parisi (Ex Officio) and John A. Schepisi (Ex Officio).

Directors' Compensation

         Directors' Fees. Directors of the Company, other than full-time employees of the Company, received fees of $500 per Board meeting attended and $250 per committee meeting attended.

         Stock Option Plan for Non-Employee Directors. The Company maintains the 1994 Non-Employee Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan"). Under the Non-Employee Plan, 115,067 shares of Common Stock have been reserved for issuance. Non-employee directors of the Company, the Bank and any other subsidiaries which the Company may acquire or incorporate may participate in the Non-Employee Plan. Under the Non-Employee Plan, each current non-employee member of the Board of Directors has received options to purchase 16,436 shares of Common Stock at exercise prices ranging from $4.18 to $4.51, 100% of the fair market value on the date such options were granted.

Stock Ownership of Management and Principal Stockholders

         The following table sets forth information concerning the beneficial ownership of the Common Stock, no par value, as of April 21, 1998, by (i) each person who is know by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company described in this Proxy Statement under the caption "Executive Compensation" and
(iv) all directors and executive officers of the Company as a group. Other than as set forth in this table, the Company is not aware of any individual or group which holds in excess of 5% of the outstanding Common Stock.

Name and Address of Beneficial                      Number of Shares               Percent
Owner(1)                                            Beneficially Owned (2)         of Class
------------------------------                      ----------------------         --------
Albert F. Buzzetti(3)                                   80,859                     3.05%
Gerald A. Calabrese, Jr.(4)                             96,910                     3.65%
Glenn L. Creamer(5)                                     40,574                     1.53%
Bernard Mann(6)                                        120,134                     4.53%
Mark Metzger(7)                                        130,281                     4.92%
Jeremiah F. O'Connor, Jr.(8)                            97,425                     3.67%
Joseph C. Parisi(9)                                    106,753                     4.03%
John A. Schepisi(10)                                   173,435                     6.54%
Thomas W. Thomasma                                       1,388                        *
Directors and Executive Officers                       847,759                     32.0%
as a Group (8 persons)(11)

------------

*         Ownership of less than 1%

(1) The address for all persons listed is c/o Bridge View Bancorp, 457 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

(2) Beneficially owned shares include shares over which the named person exercised either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, or (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(3) Includes 4,676 shares owned by Mr. Buzzetti's wife. Mr. Buzzetti disclaims beneficial ownership of the shares owned by his wife and of shares owned by other family members. Includes an aggregate of 44,125 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(4) Includes 3,828 shares owned by Mr. Calabrese's minor children. Mr. Calabrese disclaims any beneficial ownership of shares owned by other family members who are not dependents. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(5) Mr. Creamer disclaims any beneficial ownership of shares owned by family members who are not dependents. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(6) Includes 36,661 shares owned by Mr. Mann's wife. Mr. Mann disclaims any beneficial ownership of shares owned by his wife as well as shares by other family members. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(7) Includes 1,530 shares owned by Mr. Metzger's wife and 900 shares owned by the Metzger Family Partnership of which he is trustee. Mr. Metzger disclaims beneficial ownership of shares owned by his wife and of any other shares held by emancipated members of his family. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(8) Includes 867 shares owned by Mr. O'Connor's wife, 5,964 shares owned by Mr. O'Connor's dependent children, and 14.238 shares held by the AtHome Medical Pension Plan. Mr. O'Connor disclaims beneficial ownership of shares owned by his wife and of any shares held by emancipated family members. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(9) Includes 66,708 shares owned jointly by Mr. Parisi and his wife. Mr. Parisi disclaims beneficial ownership of any shares owned by emancipated family members. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(10) Includes 5,615 shares owned by Mr. Schepisi's wife, and 14,777 shares owned by Homaro Co., a partnership which Mr. Schepisi manages but with regard to which he disclaims beneficial interest. Mr. Schepisi disclaims beneficial ownership of any shares owned by his wife or by any emancipated family members. Includes an aggregate of 16,436 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

(11) Includes 159,177 shares purchasable pursuant to options which are presently exercisable or exercisable within sixty (60) days.

                             EXECUTIVE COMPENSATION

                Executive Compensation and All Other Compensation

         The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company and each of the four (4) most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                         Cash and Cash Equivalent Forms
                                 of Remuneration
                                 ---------------

                                                                               Long
                                           Annual Compensation               Term Awards          Long Term Payouts
                                  --------------------------------------     -----------      -------------------------
                                                                             Securities
                                                                   Other     Underlying
Name and Principal                                                Annual       Options/           LTIP        All Other
-------------------               Salary          Bonus     Compensation           SARs        Payouts     Compensation
Position                 Year        ($)            ($)           ($)(1)            (#)            (2)              ($)
--------                 ----     ------        -------     ------------     ----------        -------     ------------

Albert F. Buzzetti,
President and CEO        1997    $160,000       $25,000         $ 2,700            .00          None             0
                         1996     160,000             0           2,700          5,000          None             0
                         1995     160,000        15,000           2,700          5,000          None             0

------------
(1) Other annual compensation includes the estimated personal benefit of use of Company-leased automobiles.

(2) For fiscal year 1997, 1996 and 1995, the Company had no long-term incentive plans in existence, and therefore made no payouts for awards under such plans.

         Employee Stock Option Plan. The Company maintains the 1994 Employee Stock Option Plan (the "Employee Plan"). Under the Employee Plan, 115,067 shares of Common Stock have been reserved for issuance. Employees of the Company, the Bank and any subsidiaries which the Company may incorporate or acquire are eligible to participate in the Employee Plan if such employees have a title of at least vice president. The Compensation Committee manages the Employee Plan and selects participants from the eligible employees. No option granted under the Employee Plan may be exercised more than 10 years after the date of its grant. The purchase price for shares of Common Stock subject to options under the Plan may not be less than 100% of the fair market value on the date such option is granted.

         No options were granted to executive officers in 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                        YEAR AND FY-END OPTION/SAR VALUES

         The following table sets forth information concerning the fiscal year-end value of unexercised options held by the executive officers of the Company named in the table above. No stock options were exercised by such executive officers during 1997:

                                                               Number of Securities        Value of Unexercised In-the-Money
                                                               Underlying Unexercised      Options/SARs at FY-End ($) (based
                                                               Options/SARs at FY-End      on $22.75 per share)
                        Shares Acquired        Value           (#)Exercisable/             Exercisable/
         Name           on Exercise (#)        Realized  $     Unexercisable               Unexercisable
         ----           --------------------   --------------- -------------               -------------
  Albert F. Buzzetti              0                   0             42,024/0                $956,046/0

Interest of Management and Others in Certain Transactions

         By Board policy, the Company does not extend credit to any director of officer or their affiliates or immediate family members.

         Director Bernard Mann is a 30% partner in Three R Realty Associates, a partnership which owns the land at 457 Sylvan Avenue, Englewood Cliffs, New Jersey which is leased by the Company. In approving this lease, the Board conducted an independent appraisal to determine that the terms of the lease were fair to the Company. The Company intends to exercise its option to purchase the land in October, 1998. Lease payments to Three R Realty Associates totaled $324,359 in 1997.

         The firm of Schepisi & McLaughlin, Attorneys at Law, have acted as the Company's general counsel since April 1995. John A. Schepisi, the firm's Senior Partner, is Vice Chairman of the Company's Board. During 1997, the Company paid legal fees totaling $35,666 to Schepisi & McLaughlin.

         The Company's Blanket Bond insurance policy as well as other policies have been placed with various insurance carriers by the Otterstedt Agency of which the Company's Board Chairman, Joseph C. Parisi, is Chief Executive Officer. Gross insurance premiums in 1997 totaled $39,280.

         Residential appraisals on the Company's home equity lines of credit are conducted at the expense of the Company. Certain of those appraisals were conducted by Gerald A. Calabrese, Jr., a state-licensed appraiser, who is a Director of the Company. The cost of 1997 appraisals was $17,950.

Recommendation and Vote Required

         Nominees will be elected by a plurality of the shares voting at the Annual Meeting. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS NOMINEES FOR THE BOARD OF DIRECTORS.

                     PROPOSAL 2. APPROVAL OF THE 1998 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         Stockholder approval is being sought for the 1998 Stock Option Plan For Non-Employee Directors (the "1998 Plan") that was adopted on March 28, 1998 by the Board of Directors of the Company, subject to stockholder approval. Approval of the 1998 Plan requires the affirmative vote of a majority of the shares of Common Stock entitled to vote at the meeting.

         The Bank presently has one stock option plan which has been approved by the Company's stockholders. The 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") authorizes awards of Non-Qualified stock options ("NQO's") to Non-Employee Directors of the Company. Like the 1994 Plan, the 1998 Plan will assist the Company in attracting and retaining the highest quality of experienced persons as directors and in aligning the interests of Non-Employee Directors of the Company more closely with the interests of the Company 's stockholders. The Board considers it important for the future success of the Company to continue to attract and retain the highest quality of experienced persons as directors. In this regard, the Board believes the Company and its stockholders have benefited substantially from the 1994 Plan, and believes that the approval of the 1998 Plan will enhance the Company's ability to attract and retain directors who will be important to the future growth of the Company.

         The following is a brief description of the provisions of the 1998 Plan, and is qualified in its entirety by reference to the complete text of the 1998 Plan set forth as Exhibit A to this Proxy Statement:

         Shares Subject to the Plan. The 1998 Plan provides for the granting of NQO's to acquire up to 150,000 shares of the Company's Common Stock. The number of shares to be granted pursuant to the 1998 Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalizations and other similar events. Such shares will be made available from authorized but unissued shares of Common Stock. The underlying shares of any expired or terminated options may also be used for the granting of additional options under the 1998 Plan.

         Administration. The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any action of the Board with respect to the administration of the Plan shall be taken by a majority vote, or by unanimous written consent of its members.

         The Board shall have the authority to determine, subject to the terms of the 1998 Plan, (i) the individuals to whom and times at which options are to be granted, (ii) the number of the shares subject to each option, and (iii) certain other terms and provisions relating to options granted under, and the administration of, the 1998 Plan.

         Eligibility. Any member of the Board who is not a common law employee of the Company or the Bank, are eligible to receive options under the 1998 Plan.

         Terms of Options and Right of Exercise. The purchase price of the shares of Common Stock subject to each Stock Option shall be 100% of the Fair Market Value of such Common Stock on the day such Stock Option is granted. All Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination upon the happening of certain event set forth in more detail below. The NQO's granted under the 1998 Plan will be immediately exercisable, provided that any Common Stock acquired by a Non-Employee Director upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option.

         The 1998 Plan provides that if an optionee's membership on the Company's Board ceases due to death or disability, the optionee's executor's or administrator's right to exercise outstanding options (in the event of death) or the optionee's right to exercise the option (in the event of disability) will terminate upon the earlier to occur of the expiration of the term of the option or one year after such disability or death. If the optionee's service of the Board terminates for "Cause" (as defined in the 1998 Plan), the optionee's right to exercise the option will immediately terminate. Under the 1998 Plan, in the event an optionee's membership on the Board ceases for any reason other than death, disability or Cause, the optionee's right to exercise any outstanding options will terminate upon the expiration of the term of the option or three months after his or her service terminates, whichever is earlier.

         Option Price and Exercise. NQO's granted pursuant to the 1998 Plan will be immediately exercisable at a price equal to 100% of the Fair Market Value of such Common Stock on the day such Stock Option is granted. The closing per share sale price of the Company's Common Stock on April 21, 1998 was $29.00. All Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination pursuant to the terms set forth above.

         Duration and Amendment of the 1998 Plan. The 1998 Plan shall become effective upon its approval by the holders of a majority of the Stock of the Corporation entitled to vote. Prior to such approval, Options granted under the Plan are expressly subject to such approval. The 1998 Plan will terminate automatically on the tenth anniversary of the date of shareholder approval. Options may not be granted under the Plan after the tenth anniversary of the day before such shareholder approval. Termination of the 1998 Plan will not affect the exercisability of any option granted prior to the termination of the Plan.

         The Board of Directors may not amend the 1998 Plan without the approval of the Bank's shareholders.

                  Federal Income Tax Consequences. Under the Internal Revenue Code of 1986, as amended, the grantee of NQOs will not recognize taxable compensation income at the time of grant and the Company will not be allowed a deduction by reason of the grant. The grantee will recognize ordinary income in the taxable year in which he exercises the NQO in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, and the Company will be allowed a corresponding deduction in the amount, provided it complies with its reporting obligations under the code with respect to the amount included in income by the grantee.

                  For calculating the amount of any gain or loss realized on a subsequent sale of the stock, the tax basis of shares acquired by the grantee will generally be equal to the sum of the exercise price and the amount included in his gross income as a result of the exercise of the option.

Recommendation and Vote Required

         In order for the 1998 Plan to be approved, the affirmative vote of a majority of the shares of Common Stock entitled to be cast at the Annual Meeting is required.

         Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" approval of the 1998 Stock Option Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                              INDEPENDENT AUDITORS

         The Company's and the Bank's independent auditors for the fiscal year ended December 31, 1997 were KPMG Peat Marwick LLP and the Company's Board of Directors has appointed KPMG Peat Marwick LLP to continue as independent auditors for the Company and the Bank for the year ending December 31, 1998.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met, except that Albert F. Buzzetti filed a late Form 4 regarding exercise of warrants in May, 1997.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders to be included in the Company's 1999 proxy material must be received by the Secretary of the Company no later than December 1, 1998.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                                    EXHIBIT A
                                    ---------

                              BRIDGE VIEW BANCORP

                             1998 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

SECTION 1. Purpose

         The Bridge View Bancorp 1998 Stock Option Plan For Non-Employee Directors (the "Plan") is hereby established to foster and promote the long-term success of Bridge View Bancorp (the "Corporation") and its shareholders by providing directors who are not employees of Bridge View Bank (the "Bank"), a wholly-owned subsidiary of the Corporation, with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors and in aligning the interests of Non-Employee Directors of the Corporation more closely with the interests of the Corporation's shareholders.

SECTION 2.  Definitions

         Capitalized terms not specifically defined elsewhere herein shall have the following meanings:

         "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Bank" shall mean Bridge View Bank and any present or future subsidiary corporations of Bridge View Bank (as defined in Section 424 of the Code) or any successor to such corporations.

         "Board" shall mean the Board of Directors of the Corporation.

         "Cause" shall mean (i) conviction of the Non-Employee Director of a felony; (ii) declaration by order of a court that the Non-Employee Director is of unsound mind (other than an infirmity which qualifies as a Disability); or
(iii) gross abuse of trust which is proven by clear and convincing evidence to have been committed in bad faith.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Common Stock" or "Stock" shall mean the common stock, without par value, of the Corporation.

         "Corporation" shall mean Bridge View Bancorp and any successor thereto.

         "Disability" shall mean permanent and total disability which if the Non-Employee Director were an employee of the Bank would be treated as a total disability under the term of the Bank's long-term disability plan for employees as in effect from time to time.

         "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Board in good faith and in a manner established by the Board from time to time; provided, however, so long as the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average of the high and low prices reported in the consolidated reporting system, or the average of the bid and asked prices (if the shares of Common Stock are over the counter securities), on the business day immediately preceding the date in question, as reported on the NASDAQ system.

         "Non-Employee Director" shall mean a member of the Board who is not a common law employee of the Corporation or the Bank.

         "Plan" shall mean the Bridge View Bancorp 1998 Stock Option Plan for Non-Employee Directors.

         "Stock Option" or "Option" shall mean a right to purchase Common Stock of the Corporation granted to a Non-Employee Director pursuant to the Plan which is not intended to be an incentive stock option under Section 422 of the Code.

SECTION  3. Administration

         (a) The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any action of the Board with respect to the administration of the Plan shall be taken by a majority vote, or by unanimous written consent of its members.

         (b) Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time:

                  (i) to construe and interpret the Plan and the Stock Options granted thereunder and to establish, amend and revoke rules, regulations, guidelines and practices for the administration of the Plan as it shall from time to time consider advisable, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Stock Option, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Corporation and the Non-Employee Directors; and

                  (ii) to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation and the Bank with respect to the Plan.

         (c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

SECTION 4.  Eligibility and Participation

         Each Non-Employee Director of the Corporation shall be eligible to participate in the Plan.

SECTION 5.  Common Stock Subject to Plan

         (a) The maximum number of shares of Common Stock that may be made subject to Stock Options granted pursuant to the Plan is 150,000, subject to the adjustments pursuant to Section 9. The Corporation shall reserve such number of shares of Common Stock for the purposes of the Plan, out of its authorized but unissued Common Stock or out of Common Stock held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional shares of Common Stock shall be issued with respect to Stock Options granted under the Plan.

         (b) If any Stock Option in respect of shares of Common Stock expires or is canceled without having been fully exercised, the number of shares subject to such Stock Option but as to which such Stock Option was not exercised prior to its expiration or cancellation may again be available for the grant of Stock Options under the Plan.

SECTION 6.  Grant of Stock Options

         (a) The Board shall, in its sole discretion, determine from time to time the recipients of a Stock Option and the number of shares of Common Stock that are subject to a Stock Option granted pursuant to this Plan. Stock Options granted to Non-Employee Directors pursuant to this Plan shall be immediately exercisable. All Stock Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         (b) The grant of any Stock Option shall be evidenced by a written agreement which shall state the number of shares of Common Stock that are subject to the Stock Option, the exercise price, the term of the Stock Option, and other terms, as the Board may deem appropriate, that are not inconsistent with requirements of this Plan.

SECTION 7.  Terms and Conditions

         (a) The purchase price of the shares of Common Stock subject to each Stock Option shall be 100% of the Fair Market Value of such Common Stock on the day such Stock Option is granted. All Stock Options shall have a term of ten
(10) years from the date of grant, subject to earlier termination pursuant to the terms set forth herein.

         (b) In the event a Non-Employee Director's membership on the Board ceases by reason of his Disability or death, all Stock Options then held and exercisable by such Non-Employee Director may be exercised by the Non-Employee Director or his executor or administrator at any time prior to the expiration of the stated term of such Stock Option, or within one (1) year following his cessation of Board membership, whichever period is shorter.

         (c) In the event a Non-Employee Director's membership on the Board ceases for Cause, all Stock Options then held by such Non-Employee Director, whether or not exercisable, shall immediately terminate.

         (d) In the event a Non-Employee Director's membership on the Board ceases for any reason other than death, Disability or Cause, all Stock Options then held and exercisable by such Non-Employee Director may be exercised at any time prior to the expiration of the stated term of such Stock Option, or within a period of three (3) months from the date of such cessation of Board membership, whichever period is shorter.

         (e) If a Non-Employee Director becomes an employee of the Bank, the Corporation or any of its subsidiaries, the Non-Employee Director shall be treated as continuing in service as a member of the Board for purposes of this Plan, but shall not be eligible to receive future grants hereunder while an employee. If the Non-Employee Director's services as an employee terminates without his again becoming a Non-Employee Director, the provisions of this
Section 7 shall apply as if such termination of employment were the termination of the Non-Employee Director's membership on the Board.

         (f) Except as otherwise provided in this Section 7, no Stock Option under the Plan shall be assignable or transferable by the Non-Employee Director, and any attempted disposition thereof shall be null and void and of no effect. Nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. During the life of a Non-Employee Director, a Stock Option shall be exercisable only by such Non-Employee Director or the Non-Employee Director's appointed guardian or legal representative.

SECTION 8.  Exercise of Option

         (a) Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option becoming exercisable, during the term of such Stock Option; provided, however, that each partial exercise shall be for whole shares of Common Stock only.

         (b) Options may be exercised by written notice of exercise accompanied by payment of the exercise price in full for the purchased shares of Common Stock in cash or by certified or cashier's check payable to the Corporation.

         (c) In the event that the Stock Option or portion thereof shall be exercised pursuant to Section 7 by any person or persons other than the Non-Employee Director, appropriate proof of the right of such person or persons to exercise the Stock Option or portion thereof shall be provided to the Corporation.

         (d) Upon exercise of the Option, the person exercising such Option shall make full payment to the Corporation of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Stock Option.

SECTION 9.  Capital Adjustments and Corporate Reorganizations

         (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, split up, spin-off, combination, exchange of shares, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or deceased or are exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall automatically be made in (x) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to the outstanding Options under the Plan, and (z) the purchase price for each share of Common Stock subject to any then outstanding Options under the Plan, without changing the aggregate purchase price (except for any change resulting from rounding off of share quantities or price) as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 of the Act. No fractional shares will be issued under the Plan on account of any such adjustment.

         (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation (collectively an "Extraordinary Event"), the following rules shall apply: (i) holders of Options shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event, (ii) if any Option holders shall not have exercised their Options on or before the date of such consummation and if, under the terms of the Extraordinary Event holders of the Common Stock of the Corporation will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each Non-Employee Director's outstanding Options (to the extent then exercisable at prices not in excess of the Event Price) and (B) the aggregate exercise price of all such outstanding Options shall be made to each Non-Employee Director in exchange for the termination of such Options, (iii) notwithstanding the foregoing provisions of clause (ii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Corporation's Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such Options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that the Non-Employee Director shall not, as a result of such provision, be required to recognize gain or loss on the exchange of Options, (iv) in no event shall the operation of the foregoing provisions be permitted to cause the Non-Employee Director or the Plan to fail to comply with Rule 16b-3 of the Act, and (v) in the unlikely event any Options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

SECTION 10.  General Provisions Applicable to Options

         (a) Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Act, any Common Stock acquired by a Non-Employee Director upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option. The Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act.

         (b) To the extent permitted by applicable law, upon the issuance of shares of Common Stock in respect of an Option exercised by a Non-Employee Director, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Non-Employee Director's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. To the extent such reduction is not permitted under law, such Non-Employee Director shall be required to pay all applicable taxes. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Non-Employee Director.


SECTION 11.  Other Provisions

         (a) The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, to the extent such state laws are not preempted by any laws of the United States.

         (b) As used herein, the masculine gender shall include the feminine gender.

         (c) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         (d) All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Corporation, or to the Corporation at its principal office.

         (e) Nothing in this Plan or in any Stock Option granted hereunder shall confer upon any Non-Employee Director any right to continue to serve as a director of the Corporation or shall interfere with or restrict in any way the right, which right is hereby expressly reserved, to remove any Non-Employee Director as a director in accordance with the by-laws and certificate of incorporation of the Corporation and applicable law.

         (f) The obligation of the Corporation to sell or deliver shares of Common Stock with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

         (g) The Plan is intended to comply with Rule 16b-3 promulgated under the Act and is further intended to be administered in the manner specified in that Rule, and the Board shall interpret and administer the provisions of the Plan or any Stock Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         (h) All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

         (i) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation to establish, alter or terminate any other forms of incentives, benefits or compensation for directors of the Corporation, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on a director not participating in this Plan; or to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

         (j) Holders of Stock Options under the Plan shall have no rights as shareholders of the Corporation unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a properly exercised Stock Option.

         (k) The terms of the Plan shall be binding upon the Corporation, the Non-Employee Directors and their successors and assigns.

SECTION 12.       Amendment or Termination of the Plan

         The Board may not terminate, suspend, amend or modify the Plan without approval by the holders of a majority of the Stock of the Corporation entitled to vote. The termination or any modification or amendment of the Plan shall not, without the consent of a Non-Employee Director, affect his rights under an Option previously granted to him. The Plan shall not be amended more than once every six months, other than to comport with changes in the Code.

SECTION 13.  Effective Date and Term of the Plan

          This Plan shall become effective upon its approval by the holders of a majority of the Stock of the Corporation entitled to vote. Prior to such approval, Options granted under the Plan are expressly subject to such approval. Options may not be granted under the Plan after the tenth anniversary of the day before such shareholder approval.

                               BRIDGE VIEW BANCORP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Proxy for Annual Meeting of Stockholders, May 21, 1998


         The undersigned hereby appoints Joseph C. Parisi and John A. Schepsi, and each of them, as proxies, with full power of substitution, to vote the shares of Common Stock of Bridge View Bancorp (the "Company"), the holding company for Bridge View Bank (the "Bank"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 21, 1998 at 3:00 p.m. at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, and at any adjournments thereof.

(1) Election of the directors to serve for the ensuing 3 year term and until their successors are elected and qualified.

         Nominees: Albert F. Buzzetti and Jeremiah F. O'Connor, Jr.

         ( ) VOTE FOR all nominees listed above, except authority to vote withheld for the following nominees (to withhold authority to vote for any of the above nominees, print the name of the nominee(s) on the lines below).

    -----------------------------------------------------------------

    -----------------------------------------------------------------

         ( )      AUTHORITY TO VOTE WITHHELD for all nominees.

(2) Proposal to approve the 1998 Stock Option Plan For Non-Employee Directors described in the accompanying Proxy Statement.

         (  )     VOTE FOR proposal to approve the 1998 Stock Option Plan For
                  Non-Employee Directors.

         (  )     VOTE AGAINST proposal to approve the 1998 Stock Option Plan
                  For Non-Employee Directors.

         (  )     ABSTAIN.

(3) In the discretion of such proxies, upon all other matters which may properly come before the annual meeting, or any adjournments thereof.


         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INTENT OF THE PROXIES AS SET FORTH IN THE PROXY STATEMENT UNLESS DIRECTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.


         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith, each dated April 23, 1998.


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


                                      Dated: ___________________, 1998


                                      --------------------------------


                                      --------------------------------
                                      Please sign proxy as your name
                                      appears hereon